S T I K E M A N    E L L I O T T
                      --------------------------------

             Stikeman Elliott LLP     Barristers & Solicitors
   1155 Rene Levesque Blvd. West, 40th Floor, Montreal Quebec, Canada H3B 3V2
        Tel: (514) 397-3000    Fax: (514) 397-3222    www.stikeman.com



                                                         March 3, 2005



TO:        Abitibi-Consolidated Inc.

AND:       Abitibi-Consolidated Company of Canada


RE: REGISTRATION STATEMENT ON FORM F-10


Dear Sirs:

       We hereby consent to the references to us and the use of our name in the registration statement of Abitibi-Consolidated Company of Canada and of Abitibi-Consolidated Inc. (collectively, the "Registrants") on Form F-10 filed the date hereof (the "Registration Statement") and the short-form prospectus dated March 3, 2005 of the Registrants included in the Registration Statement.

       In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.


                                            Yours truly,


                                            /s/ Stikeman Elliott LLP


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